Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212778

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 13, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

Prospectus Supplement to Prospectus dated July 29, 2016.

$

The Hartford Financial Services Group, Inc.

% Senior Notes due

We are offering $        aggregate principal amount of our        % senior notes due                (the “senior notes”). We will pay interest on the senior notes semi-annually in arrears on             and              of each year, beginning on                , 2018.

The senior notes may be redeemed at our option, at any time in whole or from time to time in part, as described in this prospectus supplement under the caption “Description of the Senior Notes — Optional Redemption.”

The senior notes will be our unsecured senior obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the senior notes involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-5 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying the senior notes offered hereby.

Neither the Securities and Exchange Commission nor any other securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note		Total
Public offering price(1)		%	$
Underwriting discounts		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest, if any, from , 2018, if settlement occurs after that date.

The underwriters expect to deliver the senior notes only in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A., on or about                 , 2018.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup

J.P. Morgan	US Bancorp

Prospectus Supplement dated                , 2018.

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We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, the senior notes only in jurisdictions where such offers and sales are permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the senior notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of the senior notes.

If the description of this offering of the senior notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the senior notes offered by this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “The Hartford,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries, and references in this prospectus supplement to “the Company” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with respect to this offering by us with the SEC to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the senior notes offered by this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of our registration statement on Form S-3 (File No. 333-212778) that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”);

•	our Definitive Proxy Statement filed on April 6, 2017 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016); and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of this offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference into this prospectus supplement).

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone: (860) 547-8691).

S-iii

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive, legislative and other developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus supplement, those set forth in Part I, Item 1A. Risk Factors of our 2017 Form 10-K and such other risk factors or similar information as included from time to time in our other filings with the SEC. These important risks and uncertainties include:

•	Risks Relating to Economic, Political and Global Market Conditions:

•	challenges related to the Company’s current operating environment, including global political, economic and market conditions, and the effect of financial market disruptions, economic downturns or other potentially adverse macroeconomic developments on the demand for our products and returns in our investment portfolios;

•	financial risk related to the continued reinvestment of our investment portfolios;

•	market risks associated with our business, including changes in credit spreads, equity prices, interest rates, inflation rate, market volatility and foreign exchange rates;

•	the impact on our investment portfolio if our investment portfolio is concentrated in any particular segment of the economy;

•	Insurance Industry and Product-Related Risks:

•	the possibility of unfavorable loss development, including with respect to long-tailed exposures;

•	the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect our businesses;

•	weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns;

•	the possible occurrence of terrorist attacks and the Company’s inability to contain its exposure as a result of, among other factors, the inability to exclude coverage for terrorist attacks from workers’ compensation policies and limitations on reinsurance coverage from the federal government under applicable laws;

•	the Company’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	actions by competitors that may be larger or have greater financial resources than we do;

•	technological changes, such as usage-based methods of determining premiums, advancements in automotive safety features, the development of autonomous vehicles, and platforms that facilitate ride sharing, which may alter demand for the Company’s products, impact the frequency or severity of losses, and/or impact the way the Company markets, distributes and underwrites its products;

S-iv

•	the Company’s ability to market, distribute and provide insurance products and investment advisory services through current and future distribution channels and advisory firms;

•	the uncertain effects of emerging claim and coverage issues;

•	Financial Strength, Credit and Counterparty Risks:

•	risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in the Company’s financial strength and credit ratings or negative rating actions or downgrades relating to our investments;

•	the impact on our statutory capital of various factors, including many that are outside the Company’s control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;

•	losses due to nonperformance or defaults by others, including sourcing partners, derivative counterparties and other third parties;

•	the potential for losses due to our reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses;

•	regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends;

•	Risks Relating to Estimates, Assumptions and Valuations:

•	risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital management, hedging, reserving, and catastrophe risk management;

•	the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the Company’s fair value estimates for its investments and the evaluation of other-than-temporary impairments on available-for-sale securities;

•	the significant uncertainties that limit our ability to estimate the ultimate reserves necessary for asbestos and environmental claims;

•	Strategic and Operational Risks:

•	the Company’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event;

•	the risks, challenges and uncertainties associated with capital management plans, expense reduction initiatives and other actions, which may include acquisitions, divestitures or restructurings;

•	the potential for difficulties arising from outsourcing and similar third-party relationships;

•	the Company’s ability to protect its intellectual property and defend against claims of infringement;

•	Regulatory and Legal Risks:

•	the cost and other potential effects of increased regulatory and legislative developments, including those that could adversely impact the demand for the Company’s products, operating costs and required capital levels;

•	unfavorable judicial or legislative developments;

•	the impact of changes in federal or state tax laws;

S-v

•	regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	Risks Related to the Company’s Life and Annuity Business in Discontinued Operations

•	the risks related to the Company’s ability to close its previously announced sale of its life and annuity run-off book of business, which is subject to several closing conditions, including many that are outside of the Company’s control;

•	the risks related to political, economic and global economic conditions, including interest rate, equity and credit spread risks;

•	the impact on our investment portfolio if our investment portfolio is concentrated in any particular segment of the economy;

•	risks related to negative rating actions or downgrades in the financial strength and credit ratings of Hartford Life Insurance Company or Hartford Life and Annuity Insurance Company or negative rating actions or downgrades relating to our investments;

•	the volatility in our statutory and United States (“U.S.”) Generally Accepted Accounting Principles (“GAAP”) earnings and potential material changes to our results resulting from our risk management program to emphasize protection of economic value;

•	the potential for losses due to our reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts;

•	the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the fair value estimates for investments and the evaluation of other-than-temporary impairments on available for sale securities;

•	the potential for further acceleration of deferred policy acquisition cost amortization and an increase in reserves for certain guaranteed benefits in our variable annuities;

•	changes in federal or state tax laws that would impact the tax-favored status of life and annuity contracts; and

•	changes in accounting and financial reporting of the liability for future policy benefits, including how the life and annuity businesses account for deferred acquisition costs and market risk benefits on variable annuity contracts and the discounting of life contingent fixed annuities.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and Part I, Item 1A, of our 2017 Form 10-K.

The Hartford Financial Services Group, Inc.

The Hartford Financial Services Group, Inc. is a holding company for a group of subsidiaries that provide property and casualty insurance, group benefits and mutual funds to individual and business customers in the United States and continues to administer life insurance products previously sold. The Hartford is headquartered in Connecticut and its oldest subsidiary, Hartford Fire Insurance Company, dates to 1810.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

Sale of Our Life and Annuity Run-off Business

On December 3, 2017, Hartford Holdings, Inc., a Delaware corporation (“Seller”) and a direct wholly-owned subsidiary of The Hartford, entered into a Stock and Asset Purchase Agreement with Hopmeadow Acquisition, Inc. (“Buyer”), Hopmeadow Holdings, LP (“Buyer Parent”) and Hopmeadow Holdings GP LLC (“Buyer Parent GP”) to sell all of the issued and outstanding equity of Hartford Life, Inc. (“HLI”), which, together with HLI’s run-off life and annuity insurance subsidiaries, will comprise the Talcott Resolution business (“Talcott Resolution”) at closing. Buyer, Buyer Parent and Buyer Parent GP are funded by a group of investors (the “Investor Group”) led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group, Pine Brook and J. Safra Group. Seller will be a member of the Investor Group.

Total consideration for the sale is $2.05 billion, comprised of $1.443 billion in cash to be paid by Buyer at closing; $300 million in pre-closing cash dividends paid from Talcott Resolution to Seller; $143 million of HLI long-term debt that will be included as part of the sale; and equity interests representing 9.7% of the outstanding equity interests of each of Buyer Parent and Buyer Parent GP valued at $164 million.

The estimated GAAP net loss on sale and the results of operations of Talcott Resolution of $3.1 billion are reported as discontinued operations beginning in the fourth quarter of 2017, and continuing through closing. As discontinued operations, the results of operations of Talcott Resolution are excluded from income from continuing operations and from core earnings, a non-GAAP financial measure, for all periods presented in the Company’s financial statements. The estimated loss on discontinued operations is subject to a final determination of the tax basis of the operations sold. The transaction is anticipated to close by June 30, 2018, subject to regulatory approval and other closing conditions. See Note 20 – Business Dispositions and Discontinued Operations of Notes to Consolidated Financial Statements of our 2017 Form 10-K.

Recent Developments

The Company expects to enter into an amendment to its existing credit agreement with certain financial institutions (the “Credit Agreement”) on or about the end of March 2018 (the “Proposed Amendment”).

The Proposed Amendment would reset the level of the Company’s minimum consolidated net worth financial covenant to $9 billion, from its current $13.5 billion, and will make certain other updates to the Credit Agreement. The Proposed Amendment will also provide for the automatic replacement of the Credit Agreement with an amended and restated credit agreement upon and subject to the occurrence of the closing of the Talcott sale, which is expected to (i) decrease the aggregate principal amount of the facility from $1 billion to $750 million, (ii) change the maturity date to the date that is five years from the date of the Proposed Amendment, (iii) modify the liens covenant and certain other covenants therein and (iv) make other amendments and modifications to be agreed.

The Offering

Issuer	The Hartford Financial Services Group, Inc.

Securities Offered	$ aggregate principal amount of % senior notes due .

Denominations	The senior notes will be issued in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

Maturity Date	.

Interest	Interest on the senior notes will accrue from the issue date until maturity at a rate of % per year.

We will pay interest on the senior notes semi-annually in arrears on and of each year, beginning on , 2018. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Further Issuances	There is no limit on the aggregate principal amount of senior notes that we may issue. Subject to certain tax limitations, we reserve the right, from time to time and without the consent of any holders, to re-open the series of which the senior notes are a part and issue additional senior notes on terms identical in all respects to the outstanding senior notes (except the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional senior notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the outstanding senior notes.

Use of Proceeds	We estimate that the net proceeds from this offering of our senior notes will be approximately $ , after deducting underwriting discounts and the estimated expenses of the offering that we will pay.

We intend to use a portion of the net proceeds from this offering for the full repayment at maturity of our $320 million principal amount of our 6.300% senior notes due 2018 (“Senior Notes due 2018”) on March 15, 2018. The balance of the proceeds will be used for general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and similar sections in our filings with the SEC incorporated by reference herein before buying the senior notes offered hereby.

Indenture	We will issue the senior notes under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

Ranking	The senior notes will be our unsecured senior indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Optional Redemption	Prior to , 20 ( months prior to maturity), we may redeem the senior notes at our option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the senior notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (assuming the senior notes matured on ) (exclusive of interest accrued to the date of redemption) discounted to the date of redemption of the senior notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in this prospectus supplement) plus basis points.

In each case, we will pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption. See “Description of the senior notes — Optional Redemption.”

On or after , 20 , we may redeem the senior notes at our option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the senior notes — Optional Redemption.”

No Listing	The senior notes constitute a new issue of securities with no established trading market. We do not intend to have the senior notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you that an active after-market for the senior notes will develop or be sustained, that holders of the senior notes will be able to sell their senior notes or that holders of the senior notes will be able to sell their senior notes at favorable prices.

Form	The senior notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., or Euroclear, as operator of the Euroclear System, and Clearstream Banking, S.A., or Clearstream. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners.

Trustee and Principal Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The State of New York.

RISK FACTORS

An investment in the senior notes offered hereby is subject to certain risks. The trading price of the senior notes could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in the senior notes you should consider the risk factors below relating to our business and this offering, as well as other trends, risks and uncertainties identified in our 2017 Form 10-K and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The following risk factors are not necessarily listed in order of importance.

Risks Related to the Senior Notes

The secondary market for the senior notes may be illiquid.

The senior notes are a new issue of securities with no established trading market. We do not intend to apply to list the senior notes on any securities exchange or to arrange for quotation of the senior notes on any automated dealer quotation system. We cannot give any assurance as to the liquidity of any trading market for the senior notes. The lack of a trading market could adversely affect your ability to sell your senior notes and the price at which you may be able to sell your senior notes.

Changes in our credit ratings, the debt markets or other factors could adversely affect the market price of the senior notes.

The market price for the senior notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the senior notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects; and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty in the global economy, the impact of governmental stimulus or austerity initiatives, and sovereign credit concerns in Europe and other key economies.

We may redeem the senior notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

We may, at our option, redeem, in whole or in part, the senior notes at any time and from time to time at the applicable redemption price described herein under “Description of the Senior Notes—Optional Redemption.” In the event we choose to redeem your senior notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the senior notes.

The closing of the sale of our life and annuity run-off business is subject to risks and uncertainties.

On December 4, 2017, the Company announced the sale of its life and annuity runoff business to Buyer whereby a subsidiary of the Company will sell all of the issued and outstanding equity of HLI to Buyer. The sale is expected to close by June 30, 2018.

The closing of the sale is subject to regulatory approval and other closing conditions, many of which are beyond the Company’s control. The Company cannot predict with certainty whether all of the required closing conditions will be satisfied or waived or if other uncertainties may arise. In addition, regulators could impose additional requirements or obligations as conditions for their approvals, which may be burdensome. As a result, the sale may not be completed or may be delayed and the Company may lose some or all of the intended benefits of the sale.

The closing of this offering is not conditioned on the closing of the sale. Accordingly, if the sale does not close, investors in this offering will own debt in the Company without giving effect to the intended sale and will have no rights with regard thereto.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our senior notes will be approximately $             , after deducting underwriting discounts and the estimated expenses of the offering that we will pay. We intend to use a portion of the net proceeds from this offering for the full repayment at maturity of our $320 million principal amount of our Senior Notes due 2018 on March 15, 2018. The balance of the proceeds will be used for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization (on a carrying value basis) as of December 31, 2017:

•	on an actual basis;

•	on an as adjusted basis to give effect to the refinancing of debt; and

•	on an as further adjusted pro forma basis to give effect to the sale of Talcott Resolution.

You should read the data set forth in the table below in conjunction with our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our 2017 Form 10-K, incorporated by reference herein.

	As of December 31, 2017
	Actual	As adjusted for the refinancing of debt(1)		As further adjusted on a pro forma basis for the sale of Talcott Resolution
	(Unaudited, in millions)
Total Short-Term Debt(1)	$320	$		$
Long-Term Debt:
Notes offered hereby

Other long-term debt	4,678

Total Long-Term Debt(1)	4,678

Total Debt	$4,998	$		$
Stockholders’ Equity
Common stock (par value $0.01 per share; 1,500,000,000 shares authorized; 384,923,222 shares issued) (Actual, As adjusted and As further adjusted)	4		4		4
Additional paid-in capital	4,379		4,379		4,379
Retained earnings	9,642		9,642		9,642
Treasury stock, at cost (28,088 shares)	(1,194)		(1,194)		(1,194)
Accumulated other comprehensive income (“AOCI”), net of tax(2)	663		663		(354)

Total Stockholders’ Equity	$13,494		$13,494		$12,477

Total Capitalization	$18,492	$		$

(1)	We intend to use a portion of the net proceeds from this offering for the full repayment at maturity of our $320 million principal amount of our Senior Notes due 2018 on March 15, 2018. The balance of the proceeds will be used for general corporate purposes.
(2)	At the closing of the proposed sale of the Talcott Resolution business, which is expected to occur by June 30, 2018, AOCI will be reduced by $1,017 based on the Talcott Resolution AOCI balance as of December 31, 2017.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for each of the periods indicated, our ratio of earnings to fixed charges.

For purposes of computing the ratio of consolidated earnings to fixed charges, “earnings” consist of income from continuing operations before federal income taxes less undistributed earnings from limited partnerships and other alternative investments plus fixed charges. “Fixed charges” consist of interest expense, capitalized interest, amortization or debt issuance costs and an imputed interest component for rental expense.

	For the years ended December 31,
	2017	2016	2015	2014	2013
	(In millions)
EARNINGS:
Income from continuing operations, before federal income taxes	723	447	1,478	1,232	987
Less: Undistributed earnings from limited partnerships and other alternative investments	—	—	—	17	41
Add: Total fixed charges	337	351	375	396	421

Total earnings	1,060	798	1,853	1,611	1,367

FIXED CHARGES:
Interest expense	$316	$327	$346	$365	$384
Interest factor attributable to rentals and other(1)	21	24	29	31	37

Total fixed charges	337	351	375	396	421

RATIOS:
Total earnings to total fixed charges	3.1	2.3	4.9	4.1	3.2
Deficiency of total earnings to total fixed charges(2)	$—	$—	$—	$—	$—

(1)	Interest factor attributable to rentals and other includes 1/3 of total rent expense as disclosed in the notes to the Company’s consolidated financial statements, capitalized interest and amortization of debt issuance costs.
(2)	Represents additional earnings that would be necessary to result in a one-to-one ratio.

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the terms of the senior notes being offered (which we refer to in this prospectus supplement as the “senior notes”). The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and to the Trust Indenture Act of 1939, as amended. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

The senior notes will constitute a separate series of securities and will be issued under an indenture dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the first supplemental indenture dated as of August 9, 2013, referred to as the “Indenture.” The senior notes will mature on             .

The accompanying prospectus describes additional provisions of the senior notes and of the Indenture. There is no limit on the aggregate principal amount of senior notes that we may issue. Subject to certain tax limitations, we reserve the right, from time to time and without the consent of the holders, to re-open the series of which the senior notes are a part and issue additional senior notes on terms identical in all respects to the outstanding senior notes (except the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional senior notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the outstanding senior notes.

The senior notes will only be issued in fully registered book-entry form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The Indenture will not contain provisions that would afford holders of the senior notes protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

Interest

The senior notes will bear interest at a rate of    % per annum. Interest on the senior notes will accrue from                 , 2018. We will pay interest on the senior notes semi-annually in arrears on                 and                 of each year, beginning                 , 2018, to the record holders at the close of business on the preceding                  or                  , as applicable (whether or not a business day). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

Prior to                 , 20         (        months prior to maturity), we may redeem the senior notes at our option, at any time in whole, or from time to time in part, in multiples of $1,000, at a redemption price equal to the greater of:

•	100% of the principal amount of the senior notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (assuming the senior notes matured on ) (exclusive of interest accrued to the date of redemption) discounted to the date of redemption of the senior notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in this prospectus supplement) plus basis points.

In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

On or after                 , 20     we may redeem the senior notes at our option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

“Comparable Treasury Price” means, as determined by us, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and one other primary U.S. Government securities dealer in New York City selected by U.S. Bancorp Investments, Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the senior notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by us on the third business day preceding the redemption date.

Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the senior notes to be redeemed at its registered address. The notice of redemption for the senior notes will state, among other things, the amount of senior notes to be redeemed (any unredeemed portion of a senior note to be in a minimum denomination of $2,000), the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of senior notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any senior notes that have been called for redemption at the redemption date.

Defeasance

The provisions of the Indenture relating to defeasance, which are described under the caption “Description of the Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the senior notes.

Ranking

The senior notes will be our unsecured senior indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes. See “Risk Factors — Our ability to declare and pay dividends is subject to limitations.”

Book-Entry; Delivery and Form

The senior notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., or Euroclear, as operator of the Euroclear System, and Clearstream Banking, S.A., or Clearstream. We will not issue certificated senior notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You, as the beneficial owner of senior notes, will not receive certificates representing ownership interests in the global notes, except in the event that use of the book-entry system for the senior notes is discontinued. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the senior notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the Indenture relating to the senior notes. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the Indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the Indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the Indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream and Euroclear have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to senior notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by

Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the senior notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of senior notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such senior notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such following business day. Cash received in Clearstream or Euroclear as a result of sales of senior notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of senior notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a senior note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings, administrative pronouncements and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of senior notes that will hold senior notes as capital assets for U.S. federal income tax purposes and that purchased the senior notes in this offering at the “issue price,” which we assume will be the price indicated on the cover of this prospectus, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold senior notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, partnerships and entities or other arrangements treated as partnerships for U.S. federal income tax purposes or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not purport to be a complete analysis of all potential tax considerations. It does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income. Investors should consult their own tax advisors in determining the tax consequences to them of holding senior notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a senior note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the senior note. A “non-U.S. holder” is a beneficial owner of a senior note that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.

Under recently enacted legislation, U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for senior notes issued with original issue discount, for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

U.S. Holders

Payments of Interest. Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the senior notes will not be issued with more than a de minimis amount of original issue discount (“OID”). In general, however, if the senior notes are issued with more than a de minimis amount of OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange and Retirement of Senior Notes. Upon the sale, exchange or retirement of a senior note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such as described under “–Payments of Interest” above) and the U.S. holder’s tax basis in such senior note. A U.S. holder’s tax basis in a senior note will generally equal the cost of the senior note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the senior note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under “— FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the senior notes to a non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership. If any of the first three requirements described in the preceding sentence cannot be satisfied, payments of interest on the senior notes will generally be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale, Exchange and Retirement of Senior Notes. Subject to the discussions below under “— FATCA” and “Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of senior notes, provided, in the case of a non-U.S. holder that is an individual, the non-U.S. holder is not present in the United States for 183 days or more in the year of the sale and certain other conditions are met.

FATCA. Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of senior notes will generally be subject to 30% U.S. withholding tax on interest payments on the senior notes (and, starting on January 1, 2019, principal payments on the senior notes and gross proceeds from the sale or other taxable disposition of the senior notes) if the holder is not FATCA compliant, or holds its senior notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and, if required, its direct and indirect U.S. owners. For a foreign financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the senior notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the senior notes as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and, if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the senior notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the senior notes made to, and the proceeds of dispositions of senior notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the senior notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the senior notes by a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan and investment of assets of the Plan including, without limitation, the prudence, diversification, delegation of authority and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition, holding and disposition of the senior notes by an ERISA Plan with respect to which the Company or our affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless an applicable statutory or administrative exemption is available . In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition, holding and disposition of the senior notes. These class exemptions include, without limitation, PTCE 84-14 with respect to transactions determined by qualified professional asset managers, PTCE 90-1 with respect to insurance company pooled separate accounts, PTCE 91-38 with respect to bank collective investment funds, PTCE 95-60 with respect to life insurance company general accounts and PTCE 96-23 with respect to transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, nor receives no less, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring, holding or disposing of the senior notes in reliance of these or any other exemption should carefully review the exemption to ensure that exemptive relief is available under it. There can be no assurance that any such exemption will be applicable or all the conditions satisfied.

Because of the foregoing, the senior notes should not be acquired, held or disposed by any person investing “plan assets” of any Plan, unless such acquisition, holding and disposition will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Representation

Each purchaser and subsequent transferee (and any fiduciary directing such acquisition) of a senior note will be deemed to have represented and warranted to us on each day including the date of its acquisition of the senior note through and including the date of disposition of such senior note that either (i) the purchaser or transferee is not, and is not acting on behalf of or with the assets of, a Plan or (ii) the acquisition, holding and disposition of the senior notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring, holding or disposing of the senior notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be available. Purchasers of the senior notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the senior notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any senior notes to a Plan is in no respect a representation by the Company that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan. In this regard, neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of the senior notes should consult and rely on their own counsel and advisers as to whether an investment in the senior notes is suitable.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated              , 2018, the underwriters named below, for whom Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “representatives”), have severally and not jointly agreed to purchase from us, and we have agreed to sell, the respective aggregate principal amount of senior notes listed opposite their names below, at the public offering price less the underwriting discount set forth below:

Underwriters	Principal Amount of senior notes
Citigroup Global Markets Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.

Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the senior notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the senior notes offered by this prospectus supplement if any of these senior notes are purchased. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the representatives that the underwriters propose to offer the senior notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the senior notes to certain dealers at the public offering price less a concession not in excess of    % of the aggregate principal amount of the senior notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the aggregate principal amount of the senior notes to certain other dealers. After the initial public offering of the senior notes to the public, the representatives may change the public offering price and other selling terms.

We have agreed, during the period beginning from the date of this prospectus supplement and continuing to and including the settlement date for the offering of the senior notes, not to offer, sell, contract to sell or otherwise dispose of, except with the prior consent of the representatives, any securities of ours which are substantially similar to the senior notes.

We will pay the underwriting discounts and commissions of    % of the public offering price per senior note, for a total of $             .

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $1,100,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of such liabilities.

The senior notes is a new issue of securities with no established trading market. The senior notes will not be listed on any securities exchange or on any automated dealer quotation system. The representatives have advised us that the underwriters may make a market in the senior notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes or that an active public market for the senior notes will develop. If an active public trading market for the senior notes does not develop, the market price and liquidity of the senior notes may be adversely affected.

In connection with the offering of the senior notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the senior notes in the open market to cover syndicate short positions or to stabilize the price of the senior notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities may stabilize or maintain the market price of the senior notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the senior notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment and commercial banking services for us, for which they received or may receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents for the lenders under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of the senior notes, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the senior notes, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the senior notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the senior notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Canada

The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes,

(a)	a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe the senior notes.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of senior notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus. See also “Notice to Prospective Investors in the United Kingdom” below.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the senior notes which are the subject of the offering contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

See also “Notice to Prospective Investors in the European Economic Area” above.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The senior notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.”

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the senior notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the senior notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the senior notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong any senior notes by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any senior notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “Financial Instruments and Exchange Law”). Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws and regulations and ministerial guidelines of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has represented, warranted and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes, (b) has not offered or sold and will not offer or sell any senior notes, and (c) has not made and will not make any senior notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the senior notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

VALIDITY OF THE SENIOR NOTES

The validity of the senior notes offered by this prospectus supplement will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and certain legal matters will be passed upon for us by David C. Robinson, Esq., our Executive Vice President and General Counsel, or his designee. As of March 8, 2018, Mr. Robinson beneficially owned 17,609 shares of our common stock, 38,174 shares of our common stock obtainable through the exercise of vested options, 32,656 restricted stock units, and unvested options to acquire an additional 78,445 shares of our common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from the 2017 Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The Hartford Financial

Services Group, Inc.

Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time, or selling securityholders may sell from time to time, the securities described in this prospectus separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, selling securityholders may sell their securities from time to time on terms described in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any relevant prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We and any selling securityholders have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries and references to the “The Hartford” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

FORWARD-LOOKING STATEMENTS AND CERTAIN RISK FACTORS

Certain of the statements contained herein or incorporated by reference in this prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive, legislative and other developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or may have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 and other filings made with the SEC. These important risks and uncertainties include:

•	Risks Related to Economic, Market and Political Conditions:

•	challenges related to The Hartford’s current operating environment, including global political, economic and market conditions, and the effect of financial market disruptions, economic downturns or other potentially adverse macroeconomic developments on the attractiveness of The Hartford’s products, the returns in its investment portfolios and the hedging costs associated with its runoff annuity block;

•	the financial impacts on the The Hartford relating to the announcement of the referendum vote on June 23, 2016, by the United Kingdom to leave the European Union;

•	financial risk related to the continued reinvestment of The Hartford’s investment portfolios and performance of The Hartford’s hedge program for its runoff annuity block;

•	market risks associated with The Hartford’s business, including changes in interest rates, credit spreads, equity prices, market volatility and foreign exchange rates, commodities prices and implied volatility levels;

•	the impact on The Hartford’s investment portfolio if it is concentrated in any particular segment of the economy;

•	Risks Relating to Estimates, Assumptions and Valuations:

•	risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital management, hedging, reserving, and catastrophe risk management;

•	the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of The Hartford’s financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie The Hartford’s evaluation of other-than-temporary impairments on available-for-sale securities;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of The Hartford’s goodwill or the potential for changes in valuation allowances against deferred tax assets;

•	the significant uncertainties that limit The Hartford’s ability to estimate the ultimate reserves necessary for asbestos and environmental claims;

•	Financial Strength, Credit and Counterparty Risks:

•	the impact on The Hartford’s statutory capital of various factors, including many that are outside its control, which can in turn affect credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of The Hartford’s business and results;

•	risks to The Hartford’s business, financial position, prospects and results associated with negative rating actions or downgrades in The Hartford’s financial strength and credit ratings or negative rating actions or downgrades relating to The Hartford’s investments;

•	losses due to nonperformance or defaults by others, including sourcing partners, derivative counterparties and other third parties;

•	the potential for losses due to reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect The Hartford against losses;

•	Insurance Industry and Product-Related Risks:

•	the possibility of unfavorable loss development including with respect to long-tailed exposures;

•	the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect The Hartford’s businesses;

•	weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns;

•	the possible occurrence of terrorist attacks and The Hartford’s ability to contain its exposure as a result of, among other factors, the inability to exclude coverage for terrorist attacks from workers’ compensation policies and limitations on reinsurance coverage from the federal government under applicable laws;

•	the uncertain effects of emerging claim and coverage issues;

•	actions by The Hartford’s competitors, many of which are larger or have greater financial resources;

•	technology changes, such as usage-based methods of determining premiums, advancement in automotive safety features, the development of autonomous vehicles, and platforms that facilitate ride sharing, which may alter demand for The Hartford’s products, impact the frequency or severity of losses, and/or impact the way The Hartford markets, distributes and underwrites its products;

•	The Hartford’s ability to market, distribute and provide insurance products and investment advisory services through current and future distribution channels and advisory firms;

•	The Hartford’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	volatility in The Hartford’s statutory and United States (“U.S.”) GAAP earnings and potential material changes to The Hartford’s results resulting from The Hartford’s adjustment of its risk management program to emphasize protection of economic value;

•	Regulatory and Legal Risks:

•	the cost and other effects of increased regulation as a result of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the potential effect of other domestic and foreign regulatory developments, including those that could adversely impact the demand for The Hartford’s products, operating costs and required capital levels;

•	unfavorable judicial or legislative developments;

•	regulatory limitations on the ability of The Hartford and certain of its subsidiaries to declare and pay dividends;

•	the impact of changes in federal or state tax laws;

•	regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	Other Strategic and Operational Risks:

•	risks associated with the runoff of The Hartford’s Talcott Resolution business;

•	the risks, challenges and uncertainties associated with The Hartford’s capital management plan, including as a result of changes in The Hartford’s financial position and earnings, share price, capital position, legal restrictions, other investment opportunities, and other factors;

•	the risks, challenges and uncertainties associated with The Hartford’s expense reduction initiatives and other actions, which may include acquisitions, divestitures or restructurings;

•	The Hartford’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event;

•	the risk that The Hartford’s framework for managing operational risks may not be effective in mitigating material risk and loss;

•	the potential for difficulties arising from outsourcing and similar third-party relationships; and

•	The Hartford’s ability to protect its intellectual property and defend against claims of infringement.

Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause The Hartford’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

v

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

We are a holding company for a group of subsidiaries that provide property and casualty insurance, group benefits and mutual funds to individual and business customers in the United States and continue to administer life and annuity products previously sold. The Hartford is headquartered in Connecticut and its oldest subsidiary, Hartford Fire Insurance Company (“Hartford Fire”), dates to 1810.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance companies and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the indenture, which we refer to herein (as supplemented as described below) as the “senior indenture,” dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture thereto, dated as of August 9, 2013, or the first supplemental indenture, between us and the trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to herein as the “subordinated indenture,” between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

The following description of the terms of the debt securities is a summary. It summarizes only those terms of the debt securities which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking of the Debt Securities

Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series. The terms of the securities will be established in or pursuant to a resolution of our board of directors or an authorized committee thereof, and set forth in an officers’ certificate, or established in one or more indentures that supplement the senior indenture or the subordinated indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities,

•	any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000 and integral multiples of $1,000 thereafter,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•	any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which such temporary global security may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global debt securities,

•	appointment of any paying agent(s),

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued (except as otherwise provided in the indenture or any supplemental indenture thereto, or resolutions of the board of directors or an authorized committee thereof and related officers’ certificate) under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable at the option of the holder for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any debt securities, neither we nor the trustees will be required to:

•	issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any debt securities selected for redemption in whole or in part, except for any portion of such debt securities not redeemed.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we expect to issue those individual debt securities in denominations of $2,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations of $1,000 and integral multiples of $1,000.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•	if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities, and

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitation on Liens on Voting Stock of Hartford Fire

The senior indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or guaranteeing any indebtedness for money borrowed that is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the Voting Stock of the Designated Subsidiary unless we also secure all the Outstanding Covered Securities under the senior indenture equally and ratably with, or prior to, the indebtedness being secured, together with, at our election, any of our other indebtedness. This covenant does not restrict our ability to sell or otherwise dispose of our interests in the Designated Subsidiary, including by means of the sale or disposition of the Voting Stock.

As used here:

•	“Designated Subsidiary” means Hartford Fire;

•	“Outstanding Covered Securities” means outstanding senior debt securities of a series created pursuant to the senior indenture on or after August 9, 2013 (the date of the first supplemental indenture), unless in the resolutions of the board of directors or an authorized committee thereof (and in the related officers’ certificate) or in the supplemental indenture to the senior indenture pursuant to which a series of outstanding senior debt securities is established, it is provided that such series shall not be deemed to be Outstanding Covered Securities; and

•	“Voting Stock” means stock of the Designated Subsidiary which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Modification and Waiver

Modification

We and the trustees may, without the consent of the holders of debt securities, amend, waive or supplement each indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of each indenture under the Trust Indenture Act.

We and the trustee may modify and amend each indenture with the consent of the holders of not less than a majority in principal amount of the series of outstanding debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding debt security,

•	reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•	reduce the percentage of principal amount of outstanding debt securities, the holders of which are necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

In addition, we and the trustees may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest on the debt securities when due,

•	default in the payment of principal, or premium, if any, on the debt securities when due,

•	default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•	certain events of bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable resolutions of the board of directors or an authorized committee thereof and related officers’ certificate or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indentures relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration and its consequences if:

•	the event of default is other than our non-payment of the principal (or specified amount of principal) of the debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the relevant trustee a sum sufficient to pay:

•	all overdue installments of interest (including interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

•	certain amounts owing to the trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation on Liens on Voting Stock of Hartford Fire” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•	we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

•	the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•	the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, or the Investment Company Act, unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will state the manner in which the other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed, whether or not evidenced by a written instrument,

•	every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any subordinated debt securities, states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company,

•	any debt of the Company to any of its subsidiaries,

•	debt to any employee of the Company or any of its subsidiaries,

•	any liability for taxes,

•	indebtedness or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services,

•	the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and Wilmington Trust Company (as successor trustee to LaSalle Bank National Association), as trustee,

•	the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the Junior Subordinated Indenture, which we refer to herein as the “junior subordinated indenture,” dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as such junior subordinated indenture was supplemented by the First Supplemental Indenture, dated as of June 6, 2008, between the same parties,

•	the 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2042 of the Company issued pursuant to the junior subordinated indenture, as supplemented by the Third Supplemental Indenture, dated as of April 5, 2012, between the Company and the trustee, and

•	the subordinated debt securities.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, each of the trustees will not be required to exercise any of its powers under the applicable indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. Each of the trustees acts, or we expect will act, as depositary for funds of, and performs, or we expect will perform, other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of June 6, 2008, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, and will be unsecured and subordinate and junior to all of our senior indebtedness as set forth in the applicable prospectus supplement.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series. The terms of the securities will be established in or pursuant to a resolution of our board of directors or an authorized committee thereof, and set forth in an officers’ certificate, or established in one or more indentures that supplement the junior subordinated indenture.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These terms may include the following:

•	title of the junior subordinated debt securities,

•	any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s), including for additional interest, if any, or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the junior subordinated debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the junior subordinated debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $5,000 and integral multiples of $1,000 thereafter,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the junior subordinated debt securities is payable, or in which the junior subordinated debt securities are denominated,

•	conversion or exchange provisions, if any,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the junior subordinated indenture relating to the junior subordinated debt securities,

•	if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount of the junior subordinated debt securities that is payable upon declaration of acceleration of maturity, or method of determining such portion,

•	any additions or changes to the indenture relating to a series of junior subordinated debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of, premium, if any, or interest, on the junior subordinated debt securities or the method of determining these amounts,

•	whether a temporary global junior subordinated debt security will be issued and the terms upon which such temporary global junior subordinated debt security may be exchanged for definitive junior subordinated debt securities,

•	whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global junior subordinated debt securities,

•	identity of the depositary for global junior subordinated debt securities,

•	the terms and conditions upon which such global junior subordinated debt securities may be exchanged for certificated debt securities if other than by registration of transfer or exchange,

•	appointment of any paying agent(s),

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the junior subordinated debt securities into other securities or cash or property of the Company or any other person and any changes to the junior subordinated indenture to permit or facilitate such conversion or exchange,

•	the relative degree, if any, of seniority or subordination to other securities in right of payment,

•	whether and under what circumstances provisions relating to the subordination of the junior subordinated debt securities will apply or cease to apply,

•	provisions granting special rights to holders of junior subordinated debt securities upon the occurrence of specific events,

•	if applicable, that the junior subordinated debt securities, in whole or any specified part, shall not be defeasible pursuant to the terms of the junior subordinated indenture, and, if other than by resolution of the board of directors or an authorized committee thereof, the manner in which any election by the Company to defease such junior subordinated debt securities will be evidenced,

•	any special tax considerations of the junior subordinated debt securities,

•	any change in the right of the indenture trustee or the requisite holders of the junior subordinated debt securities to declare the principal amount due and payable pursuant to the junior subordinated indenture,

•	provisions of the junior subordinated indenture, if any, that shall not apply to a series of junior subordinated debt securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as the junior subordinated debt securities previously issued (except as otherwise provided in the junior subordinated indenture or any supplemental indenture thereto, or resolutions of the board of directors or an authorized committee thereof and related officers’ certificate) under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in fully registered form without coupons and in denominations of $5,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable at the option of the holder for other junior subordinated debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of junior subordinated debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the junior subordinated indenture. We will appoint the indenture trustee as security registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debt securities, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such junior subordinated debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any junior subordinated debt securities selected for redemption in whole or in part, except for any portion of such junior subordinated debt securities not redeemed.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. Unless we otherwise state in the applicable prospectus supplement, the depositary will be DTC. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual junior subordinated debt securities, a global junior subordinated debt security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

Further, we may specify that you may, on terms acceptable to us, the indenture trustee and the depositary, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, we will issue individual junior subordinated debt securities in denominations of $5,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the indenture trustee in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. Unless otherwise specified in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $5,000 and in integral multiples of $1,000 thereafter.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer the payment of interest for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. At the end of such period, we will pay all accrued and unpaid interest, as well as additional interest, if any, as specified in the applicable prospectus supplement. However, we may not defer these interest payments beyond the final maturity of the junior subordinated debt securities. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to any shareholders’ rights plan, and the declaration of a dividend of, or issuance of stock pursuant to, these rights in the future,

•	repurchases, redemptions or other acquisitions of shares of capital stock in connection with any employment contract, benefit plan or similar arrangement, and

•	payments under any guarantee.

Modification and Waiver

Modification

We and the indenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the indenture trustee may modify and amend the junior subordinated indenture, with the consent of the holders of not less than a majority in principal amount of the series of outstanding junior subordinated debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•	change the stated maturity of the principal of, or any installment of interest, including additional interest, if any, payable on, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•	reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding junior subordinated debt security,

•	change the place of payment, or the coin or currency in which any outstanding junior subordinated debt security or the interest on any outstanding junior subordinated debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding junior subordinated debt security after the stated maturity or redemption date,

•	reduce the percentage of principal amount of outstanding junior subordinated debt securities, the holders of which are necessary to modify or amend the junior subordinated indenture, to waive compliance with certain provisions of the junior subordinated indenture or certain defaults and consequences of such defaults,

•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the junior subordinated debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding junior subordinated debt securities in a manner materially adverse to the holders of such outstanding junior subordinated debt securities.

In addition, we and the indenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of all junior subordinated debt securities of that series, waive compliance by us with certain restrictive covenants of the junior subordinated indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the junior subordinated indenture relating to that series of junior subordinated debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest, including additional interest, if any, on any junior subordinated debt security of that series or relating to a covenant or provision which under the junior subordinated indenture relating to that series of junior subordinated debt security cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series affected.

Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

•	default for 30 days in the payment of any interest, including additional interest, if any, on the junior subordinated debt securities when due, subject to the deferral of any due date in the case of a deferral period,

•	default in the payment of principal, or premium, if any, on the junior subordinated debt securities when due, subject to an extension of the maturity date in accordance with the terms of the junior subordinated debt securities or supplemental indenture,

•	certain events of bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable resolutions of the board of directors or an authorized committee thereof and related officers’ certificate or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the junior subordinated debt securities, if it considers it in the interests of the holders of the junior subordinated debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding junior subordinated debt securities may declare the principal amount of (or, if the junior subordinated debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) and accrued but unpaid interest on the junior subordinated debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount and accrued but unpaid interest will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal (or specified) amount of and accrued but unpaid interest on all junior subordinated debt securities outstanding under the junior subordinated indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the junior subordinated indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture (other than the payment of any amounts on the junior subordinated debt securities furnished to it pursuant to the junior subordinated indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the indenture trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee in connection with the junior subordinated debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities may, subject to conditions specified in the junior subordinated indenture, rescind and annul that declaration and its consequences if:

•	the event of default is other than our non-payment of the principal (or specified amount of principal) of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the indenture trustee a sum sufficient to pay:

•	all overdue installments of interest (including additional interest, if any, and interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

•	certain amounts owing to the indenture trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the junior subordinated indenture or for any remedy under the junior subordinated indenture, unless you have previously given to the indenture trustee written notice of a continuing event of default with respect to junior subordinated debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding junior subordinated debt securities must have made written request, and offered reasonable security or indemnity, to the indenture trustee to institute that proceeding as indenture trustee, and, within 60 days following the receipt of that notice, the indenture trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, including additional interest, if any, on that junior subordinated debt security on or after the due dates expressed in the junior subordinated debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•	if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the junior subordinated debt securities, and

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the junior subordinated indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in our name and at our expense, and we deposit or cause to be deposited with the indenture trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•	we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

•	the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•	the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

Conversion or Exchange

We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to the Company:

•	all obligations of the Company for money borrowed,

•	all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, and including all other debt securities issued by the Company to any trust or trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Company, in connection with such issuance of securities,

•	all capital lease obligations of the Company,

•	all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company,

•	all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any subsidiary has agreed to be treated as owner of the subject property for federal income tax purposes, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company,

•	every obligation of the type referred to in the prior six clauses of another person and all dividends of another person the payment of which the Company has assumed or guaranteed or is responsible or liable for, directly or indirectly, jointly or severally, including as obligor, guarantor or otherwise,

•	all compensation, reimbursement and indemnification obligations of the Company to the indenture trustee pursuant to the junior subordinated indenture, and

•	any amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any such debt.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether outstanding on, or incurred or created after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any series of junior subordinated debt securities, states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other obligations which rank equally with, or junior to, the junior subordinated debt securities.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

The junior subordinated indenture does not limit the amount of additional senior or subordinated debt that we may incur. We expect from time to time to incur additional senior or subordinated debt.

The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the indenture trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The indenture trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. The indenture trustee acts as depositary for funds of, and performs other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK OF

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock that we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of funds that we can lawfully use to pay dividends. See “Dividend Policy.” Holders of our common stock possess exclusive voting rights, except to the extent provided by law and as set forth in our Restated Certificate of Incorporation, including any certificate of designations of a series of preferred stock. Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series, and generally have no appraisal rights except in certain limited transactions. Under Delaware law, our stockholders generally are not liable for our debts or obligations.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HIG.” The transfer agent and registrar for our common stock is Computershare, Inc.

We have 1,500,000,000 authorized shares of common stock. As of June 30, 2016, 387,915,865 shares were outstanding, 65,000,000 shares are required to be reserved for issuance pursuant to the terms of our contingent capital facility and 86,000,000 shares are required to be reserved for issuance pursuant to the terms of our 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 and, as of June 30, 2016, 4,502,012 are reserved for issuance in connection with the conversion of the outstanding warrants, or the CPP Warrants, issued to the United States Department of the Treasury, or the Treasury, in connection with our participation in the Capital Purchase Program, or the CPP, and subsequently sold by the Treasury on September 27, 2010 in a secondary public offering.

Preferred Stock

We have 50,000,000 shares of authorized preferred stock, none of which are currently outstanding. Shares of preferred stock may be issued from time to time in one or more series. We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

Dividend Policy

The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. Dividends from our insurance company subsidiaries and other subsidiaries are the primary source of funds for payment of dividends to our stockholders and there are statutory limits on the amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval.

The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and (ii) net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

The CPP Warrants

In connection with our participation in the CPP, we issued to the Treasury 52,093,973 CPP Warrants, each representing the right to purchase one share of our common stock at an initial exercise price of $9.79, subject to adjustments. On September 27, 2010, the Treasury sold the CPP Warrants in a secondary public offering. The Company did not receive any proceeds from this sale. The CPP Warrants are exercisable, in whole or in part, at any time and from time to time until June 26, 2019. Pursuant to the Warrant Agreement, dated as of September 27, 2010, between the Company and Computershare Shareowner Services, LLC (formerly known as The Bank of New York Mellon), as warrant agent, or the Warrant Agreement, the warrant exercise price and the number of shares that will be acquired upon the exercise of the CPP Warrants is subject to adjustment from time to time. For example, the warrant exercise price and the number of shares that will be acquired upon the exercise of the CPP Warrants will be adjusted whenever a quarterly common stock dividend above $0.05 is declared. The warrant exercise price at June 30, 2016 was $9.197. On July 21, 2016, the board of directors approved a quarterly common stock dividend of $0.21 per share, payable on October 3, 2016, to shareholders of record at the close of business on September 1, 2016. The warrant exercise price and the number of shares that will be acquired upon exercise will be further adjusted as a result of this declaration. As of June 30, 2016, 4.2 million CPP Warrants were outstanding.

Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of the Company

Some provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “—Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

The restrictions on ownership of our stock described under “—Restrictions on Ownership” could also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company.

No Stockholder Action by Written Consent; Special Meetings

Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) if the first public announcement of the date of an advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting).

Similarly, in the case of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state, among other things:

•	specified information regarding the stockholder who intends to make the nomination,

•	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee,

•	specified information regarding each nominee proposed by the stockholder, including all other information that would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•	whether, if elected, the nominee intends to tender any advance resignation notices requested by our board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by our board of directors.

Proxy Access

Our Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding capital stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to the greater of two individuals or 20% of our board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-laws.

Notice of a nomination pursuant to the proxy access provisions of our By-Laws must be submitted to our corporate secretary no earlier than 150 days and no later than 120 days before the anniversary of the date we mailed our proxy statement for the previous year’s annual meeting of stockholders. The notice must contain certain information specified in our By-Laws.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that the number of directors that constitute our board of directors may be set from time to time by resolution adopted by a majority of the entire board of directors, but that such number shall not be less than three nor more than twenty-five. In addition, newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. In addition, the NYSE rules require that the majority of directors holding office immediately after the election must be independent directors.

Restrictions on Ownership

State insurance laws could be a significant deterrent to any person interested in acquiring control of the Company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of the Company or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and we have a class of voting stock that is listed on a national securities exchange. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•	the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•	on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. As a general matter, this stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe would be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of securities, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summary below. The form of the deposit agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Withdrawal of Debt Securities or Preferred Stock

Any holder of depositary shares may receive interests in deposited debt securities or the number of whole shares of deposited preferred stock, as the case may be, and all money or other property represented by such holder’s depositary receipts upon surrendering the depositary receipts at the depositary office or at such other office designated by the depositary, paying all taxes and charges provided for in the deposit agreement and complying with any other requirement of the deposit agreement.

However, holders of such interests in debt securities or whole shares of preferred stock, as the case may be, will not be entitled to deposit such debt securities or preferred stock under the deposit agreement or to receive depositary receipts for such debt securities or preferred stock after such withdrawal or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock or minimum issuable denominations of debt securities to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote or cause to be voted the maximum number of whole shares of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Debt Securities or Preferred Stock,” to receive interests in debt securities or shares of preferred stock, as the case may be, and all money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

We may terminate the deposit agreement at any time with at least 30 days’ prior written notice to the depositary if holders of at least a majority of the depositary shares then outstanding consent to such termination. Upon termination, the depositary will deliver or make available to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional interests in deposited debt securities or shares of deposited preferred stock, as the case may be, represented by the depositary shares, together with any other property represented by such depositary shares. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying debt securities or preferred stock, as the case may be, are convertible or exchangeable, or

•	there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and the initial issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe would be most important to your decision to invest in our warrants. You should keep in mind, however, that it will be the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which will define your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which will also be important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•	the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•	the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•	the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, undivided beneficial ownership interests in debt securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will issue the stock purchase contracts or stock purchase units under stock purchase agreements that we will describe in the prospectus supplement relating to the stock purchase contracts or stock purchase units that we offer. We will also describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units. The form of the purchase contract agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the purchase contract agreement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute a pricing agreement (which incorporates by reference our Underwriting Agreement—General Terms and Conditions as filed as an exhibit to the registration statement that includes this prospectus) or a separate underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or an amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

LEGAL OPINIONS

Certain legal matters relating to any securities offered by this prospectus will be passed upon for us by corporate counsel for The Hartford, who may be David C. Robinson, Esq., and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of June 30, 2016, Mr. Robinson beneficially owned less than 1% of the outstanding shares of our common stock. Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (filed on April 28, 2016) and June 30, 2016 (filed on July 28, 2016);

•	our Current Reports on Form 8-K filed on May 19, 2016 and July 21, 2016.

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995; and

•	any future filings that we make with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, for so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference into this prospectus from the date such documents are filed (other than information in the documents or filings that is deemed not to be filed).

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above under “Where You Can Find Additional Information.” We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

$

The Hartford Financial Services Group, Inc.

    % Senior Notes due

PROSPECTUS SUPPLEMENT DATED                  , 2018

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

J.P. Morgan

US Bancorp